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                                                                  EXHIBIT 10.36



                      SECURED FULL RECOURSE PROMISSORY NOTE


$1,500,000.00                                                   November 6, 1997

        1. Obligation. For value received in the form of a loan of the principal face amount of this Note, receipt of which is hereby acknowledged, Michael E. Marks (the "BORROWER") hereby promises to pay to the order of Flextronics International USA, Inc., a California corporation (the "COMPANY"), the principal sum of One Million Five Hundred Thousand U.S. Dollars (US$1,500,000.00), together with semi-annually compounded interest thereon at the rate of seven and twenty-five hundredths percent (7.25%) per annum, provided however, that the rate at which interest will accrue on unpaid principal under this Note will not exceed the highest rate permitted by applicable law, on or before the earlier to occur of (a) the first anniversary of the date of this Note, or (b) such time commencing from the date hereof as Borrower shall have sold in a transaction or a series of transactions Ordinary Shares of Flextronics International Ltd. held by the Borrower for aggregate net proceeds to the Borrower of US$1,500,000.00.

        2.     Balloon Payment. This Note provides for a balloon payment.

        3. Prepayments; Tender and Application of Payments. Prepayment of principal and/or interest due under this Note may be made at any time, without penalty. Unless otherwise agreed to in writing by the holder hereof, all payments and prepayments will be made in lawful tender of the United States and will first be applied to the payment of accrued interest and the remaining balance of such payment, if any, will then be applied to the payment of principal.

        4. Default; Acceleration. The Borrower will be deemed to be in default under this Note and the outstanding unpaid principal sum of this Note, together with all interest accrued thereon, will immediately become due and payable in full without the need for any further action on the part of the holder hereof: (a) one hundred eighty (180) days after the termination of the employment of the Borrower for any reason, with Flextronics International Ltd.;
(b) upon the Borrower's sale or other voluntary conveyance of the real property securing this Note; (c) upon the filing by or against the Borrower of any voluntary or involuntary petition in bankruptcy or any petition for relief under the federal bankruptcy code or any other state or federal law for the relief of debtors; provided however, that with respect to an involuntary petition in bankruptcy, the Borrower will not be deemed to be in default of this Note unless such involuntary petition has not been dismissed within sixty (60) days after the filing of such petition; or (d) upon the execution by the Borrower of an assignment for the benefit of creditors or the appointment of a receiver, custodian, trustee or similar party to take possession of the Borrower's assets or property.

        5. Remedies Upon Default. Upon any default of the Borrower under this Note, the holder hereof will have, in addition to its rights under this Note and the deed of trust
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referred to in Section 6 below, full recourse against any real, personal, tangible or intangible assets of the Borrower, and may pursue any legal or equitable remedies that are available to it. The rights and remedies of the holder herein provided will be cumulative and not exclusive of any other rights or remedies provided by law or otherwise.

        6. Security. Payment of this Note is secured by a Loan Agreement of even date herewith and a first deed of trust to be executed by the Borrower in favor of Company, with an escrow agent acting as trustee, on certain real property located in Sun Valley, Idaho and constituting Borrower's secondary residence. The holder hereof will be entitled to the benefits of the security provided by the first deed of trust and will have the right to enforce the covenants and agreements of the Borrower contained in the first deed of trust.

        7. Waiver and Amendment. Any provision of this Note may be amended or modified only by a writing signed by both the holder hereof and the Borrower. No waiver or consent with respect to this Note will be binding or effective unless it is set forth in writing and signed by the party against whom such waiver is asserted. No course of dealing between the holder hereof and the Borrower will operate as a waiver or modification of any party's rights or obligations under this Note. No delay or failure on the part of either party in exercising any right or remedy under this Note will operate as a waiver of such right or any other right. A waiver given on one occasion will not be construed as a bar to, or as a waiver of, any right or remedy on any future occasion.

        8. Governing Law. This Note will be governed by and construed in accordance with the internal laws of the State of California as applied to agreements entered into solely between residents of, and to be performed entirely in, California, without reference to that body of law relating to conflicts of law or choice of law.

        9. Waivers. The Borrower hereby waives presentment, notice of non-payment, notice of dishonor, protest, demand and diligence.

        10. Attorneys' Fees. The Borrower agrees to pay reasonable expenses and costs of the holder hereof in enforcing and collecting this Note, including without limitation attorneys' fees and court costs, whether or not a lawsuit is brought and whether or not any such suit is prosecuted to judgment.

        11. Successors and Assigns. The provisions of this Note will inure to the benefit of, and be binding on, each party's respective heirs, successors and assigns. The Borrower acknowledges that they may not assign or delegate any of their obligations under this Note without prior written consent of the holder hereof.

        12. Severability. The invalidity or unenforceability of any term or provision of this Note will not affect the validity or enforceability of any other term or provision hereof. In the event of any conflict between the terms of this Note and the Loan Agreement, the terms of this Note will control.



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        IN WITNESS WHEREOF, the Borrower has executed this Note as of the date indicated above.




/s/ Michael E. Marks
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Michael E. Marks



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